Exhibit 3.123

Utah Department of Commerce

Division of Corporations & Commercial Code

160 East 300 South, 2nd Floor, S.M. Box 146705

Salt Lake City, UT 84114-6705

Phone: (801) 530-4849

Toll Free: (877) 526-3994 Utah Residents

Fax: (801) 530-6438

Web Site: http://www.commerce.utah.gov

Registration Number:	6331263-0142	January 19, 2016
Business Name:	DISCOVERY HOUSE TV, INC.
Registered Date:	OCTOBER 12, 2006

CERTIFIED COPY OF

ARTICLES OF INCORPORATION

AND AMENDMENT/MERGER

THE UTAH DIVISION OF CORPORATIONS AND COMMERCIAL CODE (“DIVISION”) HEREBY CERTIFIES THAT THE ATIACHED IS TRUE, CORRECT, AND COMPLETE COPY OF THE ARTICLES OF INCORPORATION AND AMENDMENT/MERGER OF

DISCOVERY HOUSE TV, INC.

AS APPEARS OF RECORD IN THE OFFICE OF THE DIVISION.

/s/ Kathy Berg Kathy Berg Director Division of Corporations and Commercial Code

Dept. of Professional Licensing	Real Estate	Public Utilities	Securities	Consumer Protection
(80l) 530-6628	(801) 530-6747	(801) 530-6651	(801) 530-6600	(801) 530-6601

File Number: 6331263

Profit Corporation

ARTICLES OF INCORPORATION

OF

Discovery House TV Inc.

We, the undersigned, persons acting as incorporators under the Utah Revised Business Corporation Act, adopt the following Articles of Incorporation for such Corporation:

Article I

The name of the corporation is Discovery House TV Inc.

Article II

The Purpose or Purposes for which the corporation is organized

Outpatient substance abuse treatment services

The corporation shall further have unlimited power to engage in and do any lawful act concerning any and all lawful business for which corporations may be organized under the Utah Business Corporation Act and any amendments thereto.

Article III

Class of Shares	Number of Shares
Common	100
Preferred	0

Article IV

The address of the corporation’s initial registered office shall be:

50 West Broadway Salt Lake City, UT, 84101

The corporation’s initial registered agent at such address shall be:

CT Corporation System

I hereby acknowledge and accept appointment as corporation registered agent:

David L Piccoli II
signature

Article V

The names and addressess of the incorporators are:

Incorporator #1
David L Piccoli II
66 Pavilion Ave
Providence, RI, 02905
David L Piccoli II (POA or AIF)
Signature

Incorporator #2
David L Piccoli II
66 Pavilion Ave
Providence, RI, 02905
David L Piccoli II (POA or AIF)
Signature

In Witness Whereof I / We have executed these Articles of Incorporation on 12 October, 2006 and say:

That they are all incorporators herein; that they have read the above and foregoing Articles of Incorporation; know the contents thereof and that the same is true to the best of their knowledge and belief, excepting as to matters herein alleged upon information and belief and as to those matters they believe to be true.

Article VI

The name(s) and address(es) of each officer and director:

Officer #1
David L Piccoli II
66 Pavilion Ave
Providence, RI, 02905
David L Piccoli II (POA or AIF) Signature

Treasurer #1
Peter F Morris
66 Pavilion Ave
Providence, RI, 02905
David L Piccoli II (POA or AIF)
Signature

Director #1
David L Piccoli
66 Pavilion Ave
Providence, RI, 02905
David L Piccoli II (POA or AIF)
Signature

Article VII

The street address of the principal place of the business is:

5983 South Redwood Rd

Taylorsville, UT, 84118

Article VIII

The duration of the corporation shall be Perpetual

Additional Articles/Provisions

State of Utah
Department of Commerce
Division of Corporations & Commercial Code
This certifies that this registration has been filed and approved on 12 October, 2006 in the office of the Division and hereby issues this Certification thereof. /s/ KATHY BERG
KATHY BERG
Division Director

Under GRAMA (63-2-201), all registration information maintained by the Division is classified as public record. For confidentiality purposes, the business entity physical address may be provided rather than the residential or private address of any individual affiliated with the entity.

6331263-0142

CERTIFICATE

To the Secretary of State of the State of Utah:

Pursuant to the provisions of Section 16-10a-1007 of the Utah Revised Business Corporation Act (the “Act”). Discovery House TV, Inc. (the “Corporation”), organized and existing under and by virtue of the provisions of the Act and all amendments thereto, does hereby submit for filing the attached Amended and Restated Articles of Incorporation of the Corporation (the “Amended and Restated Articles of Incorporation”).

1. The name of the Corporation is Discovery House TV, Inc.

2. The Articles of Incorporation, originally filed on October 12, 2006, are being amended and restated as reflected in the Amended and Restated Articles of Incorporation which are attached hereto.

3. The Amended and Restated Articles of Incorporation were duly authorized and adopted by the Board of Directors and Shareholder of the Corporation by unanimous written consent on November 2, 20l5

IN WITNESS WHEREOF, the undersigned has caused the execution and delivery of these Articles as of the 2nd day of November, 2015.

DISCOVERY HOUSE TV, INC.
By:	/s/ Christopher L. Howard
Christopher L. Howard
Vice President and Secretary

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF DISCOVERY HOUSE TV, INC.	6331263-0142

Article I

The name of the Corporation is Discovery House TV, Inc. (the “Corporation”).

Article II

The purpose of the Corporation is to own and operate a healthcare related facility and any other lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act (the “Act”).

Article III

The total number of shares of stock that the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, $0.001 par value per share.

Article IV

The address of the registered agent and designated office of this Corporation is 1108 East South Union Avenue, Midvale, UT 84047. The name of the registered agent at the above registered office is CT Corporation System.

Article V

The principal address of the Corporation is 6100 Tower Circle, Suite 1000, Franklin, TN 37067.

Article VI

The name(s) and address(es) of the individuals who are to serve as the directors(s) are:

Director	Joey A. Jacobs	6100 Tower Circle, Suite 1000 Franklin TN 37067
Director	Christopher L. Howard	6100 Tower Circle, Suite 1000 Franklin, TN 37067

Article VII

To the fullest extent permitted by the Act as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director. If the Act is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be further eliminated or limited to the fullest extent permitted by the Act as so amended. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

2

Article VIII

The Corporation shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding. Neither any amendment nor repeal of this Article VIII nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in res VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

[Signature Page Follows.]

3

IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation have been executed on this 2nd day of November, 2015.

/s/ Christopher L. Howard
Christopher L. Howard
Vice President and Secretary

[Signature Page to Amended and Restated Articles of Incorporation of Discovery House TV, Inc.]

8517893-0160 into 6331263-0142	ARTICLES OF MERGER OF 5983 SOUTH REDWOOD, LLC WITH AND INTO DISCOVERY HOUSE-TV, INC.	RCPT #62499566

Pursuant to Section 48-2c-1409 of the Utah Revised Limited Liability Company Act and Section 16-1Oa-1105 of the Utah Revised Business Corporation Act, the undersigned executes the following Articles of Merger:

1. The name of the surviving corporation is Discovery House-TV, Inc., a Utah corporation (the “Surviving Corporation”).

2. The name of the terminating company is 5983 South Redwood, LLC (the “Terminating Company”).

3. The Surviving Corporation has one class of stock and the number of shares entitled to vote is 100 shares of common stock.

4. The board of directors and sole shareholder of the Surviving Corporation have approved the Plan of Merger (the “Plan of Merger”), attached hereto as Exhibit A, pursuant to an action by written consent in accordance with Section 16-10a-1103 of the Utah Revised Business Corporation Act.

5. The sole member of the Terminating Company has approved the Plan of Merger pursuant to an action by written consent in accordance with Section 48-2c-1408 of the Utah Revised Limited Liability Company Act.

6. The Merger shall become effective upon filing the Articles of Merger with the Utah Secretary of State.

[signatures on following page]

Dated: December 3, 2015

5983 SOUTH REDWOOD, LLC

By:	/s/ Christopher L. Howard
Christopher L. Howard
Vice President and Secretary

DISCOVERY HOUSE-TV, INC.

By:	/s/ Christopher L. Howard
Christopher L. Howard
Vice President and Secretary

PLAN OF MERGER OF

5983 SOUTH REDWOOD, LLC

(a Utah limited liability company)

with and into

DISCOVERY HOUSE-TV, INC.

(a Utah corporation)

THIS PLAN OF MERGER (the “Plan of Merger”) is made and entered into as of this 3rd day of December, 2015, by and between 5983 South Redwood, LLC, a Utah limited liability company (the “Merging Entity”) and Discovery House-TV, Inc., a Utah corporation (the “Surviving Entity”).

WHEREAS, the sole member of the Merging Entity and the sole shareholder and board of directors of the Surviving Entity have determined that it is in the best interests of their respective companies to effect the Merger, as defined below, provided for herein upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto adopt this Plan of Merger and agree as follows:

1. Subject to the terms and conditions of this Plan of Merger, Merging Entity shall be merged with and into Surviving Entity, and the separate limited liability company existence of Merging Entity shall thereupon cease (collectively, the “Merger”). The corporate identity, existence, powers, rights and immunities of Surviving Entity shall continue unimpaired by the Merger, and Surviving Entity shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of Merging Entity, all without further act or deed. Surviving Entity shall continue to be governed by the laws of the State of Utah.

2. The Merging Entity and Surviving entity have approved this Plan without a meeting pursuant to an action by written consent in accordance with § 48-2c-1407 of the Utah Revised Uniform Limited Liability Act and § 16-10a-1103 of the Utah Revised Business Corporation Act.

3. At the Effective Time, the outstanding capital stock of the Surviving Entity immediately prior to the Merger shall remain outstanding and unchanged, and the outstanding limited liability company interests of Merging Entity immediately prior to the Merger shall be cancelled.

4. The Articles of Incorporation and Bylaws of the Surviving Entity in effect immediately prior to the Effective Time, without amendments thereof, shall be the Articles of Incorporation and Bylaws of the Surviving Entity following the Merger.

5. The Merger shall become effective upon filing the Plan of Merger with the Utah Secretary of State (the “Effective Time”).

[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned have caused this Plan of Merger to be executed as of the date first set forth above.

5983 SOUTH REDWOOD, LLC

By:	/s/ Christopher L. Howard
Christopher L. Howard
Vice President and Secretary

DISCOVERY HOUSE-TV, INC.

By:	/s/ Christopher L. Howard
Christopher L. Howard
Vice President and Secretary